As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAPLEBEAR INC.
(Exact name of registrant as specified in its charter)

Delaware	46-0723335
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
50 Beale Street, Suite 600
San Francisco, California 94105
(888) 246-7822
(Address of principal executive offices, including zip code)
Maplebear Inc. 2023 Equity Incentive Plan
Maplebear Inc. 2023 Employee Stock Purchase Plan
(Full titles of the plans)
Chris Rogers
Chief Executive Officer
Maplebear Inc.
50 Beale Street, Suite 600
San Francisco, California 94105
(888) 246-7822
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jon Avina Rachel Proffitt Milson Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Morgan Fong Bradley Libuit Nathan Cao Arielle Friehling Maplebear Inc. 50 Beale Street, Suite 600 San Francisco, California 94105 (888) 246-7822
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Maplebear Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 12,143,367 additional shares of its common stock under the Registrant’s 2023 Equity Incentive Plan (the “2023 Plan”), pursuant to the provisions of the 2023 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2023 Plan on January 1, 2026, and (ii) 2,428,673 additional shares of its common stock under the Registrant’s 2023 Employee Stock Purchase Plan (the “2023 ESPP”), pursuant to the provisions of the 2023 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2023 ESPP on January 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
The Registrant previously registered shares of its common stock for issuance under the 2023 Plan and the 2023 ESPP on Registration Statements on Form S-8 filed with the Commission on September 19, 2023 (File No. 333-274568), March 5, 2024 (File No. 333-277650), and February 28, 2025 (File No. 333-285447) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 26, 2026.
(b)
The description of the Registrant’s common stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on September 14, 2023 (File No. 001-41805) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K referenced in (a) above.

(c)
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description	Incorporated by Reference
		Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Maplebear Inc.	8-K	001-41805	3.1	9/22/2023
4.2	Certificate of Designation of Series A Convertible Preferred Stock.	8-K	001-41805	3.2	9/22/2023
4.3	Amended and Restated Bylaws of Maplebear Inc.	S-1/A	333-274213	3.4	9/11/2023
4.4	Specimen Common Stock Certificate of the Registrant.	S-1	333-274213	4.1	8/25/2023
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on signature page).
99.1	Maplebear Inc. 2023 Equity Incentive Plan and related form agreements.	S-1/A	333-274213	10.4	9/15/2023
99.2	Maplebear Inc. 2023 Employee Stock Purchase Plan.	S-1/A	333-274213	10.5	9/15/2023
107*	Filing Fee Table.
_________________
*Filed herewith.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 26, 2026.

MAPLEBEAR INC.

By:	/s/ Chris Rogers
Chris Rogers
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Rogers, Emily Reuter, and Morgan Fong, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Rogers	Chief Executive Officer and Chair (Principal Executive Officer)	February 26, 2026
Chris Rogers

/s/ Emily Reuter	Chief Financial Officer (Principal Financial Officer)	February 26, 2026
Emily Reuter

/s/ Lisa Blackwood-Kapral	Chief Accounting Officer (Principal Accounting Officer)	February 26, 2026
Lisa Blackwood-Kapral

/s/ Victoria Dolan	Director	February 26, 2026
Victoria Dolan

/s/ Ravi Gupta	Director	February 26, 2026
Ravi Gupta

/s/ Mary Beth Laughton	Director	February 26, 2026
Mary Beth Laughton

/s/ Meredith Kopit Levien	Director	February 26, 2026
Meredith Kopit Levien

/s/ Michael Moritz	Director	February 26, 2026
Michael Moritz

/s/ Lily Sarafan	Director	February 26, 2026
Lily Sarafan

/s/ Josh Silverman	Director	February 26, 2026
Josh Silverman

Signature	Title	Date

/s/ Daniel Sundheim	Director	February 26, 2026
Daniel Sundheim